As filed with the Securities and Exchange Commission on October 27, 1999

                                                Registration No. _______________

                                    FORM S-8

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          THERMACELL TECHNOLOGIES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

            Florida                                    59-3223708
-------------------------------                   --------------------
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                  1125 Commerce Blvd., Sarasota, Florida 34243
                  --------------------------------------------
               (Address of principal executive offices) (Zip Code)


                        Alan Berkun Consulting Agreement
                        --------------------------------
                            (Full title of the plan)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
        Title of Each Class of Securities         Amount to be     Proposed        Proposed          Amount of
                to be Registered                   Registered   Offering Price     Aggregate     Registration Fee
                                                                Per Share(1)(2) Offering Price
--------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.01 par value            450,000           $.7344         $330,480           $91.87
  ("Common Stock")
====================================================================================================================
Total Registration Fee                                                                                $91.87
====================================================================================================================


(1) Pursuant to Rule 457, estimated solely for the purpose of calculating the registration fee.

(2) Based on the average of the closing bid and asked prices per share of the Common Stock as quoted by the National Association of Securities Dealers Automated Quotation System on October 25, 1999.

                                EXPLANATORY NOTE
                                ----------------
         In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

         The  following   documents  are   incorporated  by  reference  in  this
registration statement.

         (a) The Registrant's annual report on Form 10-KSB for the year ended September 30, 1998 filed on December 31, 1998.

         (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1998.

         (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 28, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document or incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. All information in this Registration Statement is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

Item 4.   DESCRIPTION OF SECURITIES.
          -------------------------

         Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.


Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.
          -------------------------------------

         None.


Item 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.
          -----------------------------------------

         Section 607.0850 of the Florida Business Corporation Act (the "FBCA") permits, in general, a Florida corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 607.0850(6) of the FBCA permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 607.0850 of the FBCA provides that the indemnification and advancement of expense provisions contained in the FBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

         The Company's Certificate of Incorporation provides, in general, that the Company shall indemnify, to the fullest extent permitted by Section 607.0850 of the FBCA, any officer or director or any former officer or director.

         There is no litigation pending, and neither the registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

         Not applicable.

Item 8.   EXHIBITS.
          --------

Number                     Description of Exhibit
------                     ----------------------

4.1  --  Agreement   dated   September  13,  1999  by  and  between   Thermacell
         Technologies, Inc. and Alan Berkun.
5.1   -- Opinion of Silverman, Collura & Chernis, P.C., counsel to the Company.
5.2   -- Consent of Cherry, Bekaert & Holland, LLP


Item 9.   UNDERTAKINGS.
          ------------


         1. The undersigned, Company, hereby undertakes:

            (a) To file, during any period in which the Company offers or sells securities, a post-effective amendment(s) to this registration statement:

               (1) To include any prospectus required by Section 10(a)(3) of the
            Securities Act;

               (2) To reflect  in the  prospectus  any facts or events  which, individually or together, represent a fundamental change in the information in the registration statement; and

               (3) To include any additional or changed  material  information with respect to the plan of distribution not previously disclosed in
            the   registration   statement  or  any  material   change  to  such
            information in the registration statement;

                    Provided, however, that paragraphs 1(a)(1) and 1(a)(2) do not apply if the information required to be included in a post-effective, amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

            (c) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, Florida on October 21, 1999.

                                  SIGNATURES

                                  THERMACELL TECHNOLOGIES, INC.

                                  By:      /s/ John Pidorenko
                                           ------------------
                                           John Pidorenko
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                               Date
     ---------                    -----                               ----

/s/ John Pidorenko    President and Chief Executive Officer     October 21, 1999
------------------   (Principal Executive Officer) and
John Pidorenko        Chairman of the Board

/s/ Gerald Couture    Vice President and Chief Financial        October 19, 1999
------------------   (Principal Financial Officer)
Gerald Couture

/s/ Kevin Brennan             Controller                        October 19, 1999
-----------------
Kevin Brennan

/s/ Kendall B. Stiles, M.D.   Director                          October 21, 1999
--------------------------
Kendall B. Stiles, M.D.

/s/ Donald Huggins            Director                          October 19, 1999
------------------
Donald Huggins